UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2013
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Contribution Agreement

On December 30, 2013, American Spectrum Realty, Inc. (the “Company”) entered into a Contribution Agreement and Joint Escrow Instructions (the “Contribution Agreement”) by and among the Company, American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties LLC (“American Spectrum Dunham Properties”), Asset Managers, Inc., D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P., and D&A Intermediate-Term Mortgage Fund III, L.P. (collectively, the “Dunham Funds”).

Under the Contribution Agreement, the Dunham Funds contributed a real estate portfolio (the “Properties”) valued at an estimated gross value of approximately $84,800,000, which included the assumption of approximately $17,200,000 of debt, to American Spectrum Dunham Properties, a wholly-owned subsidiary of the Company, in exchange for the Company issuing to the Dunham Funds shares of 8% Cumulative Preferred Stock, Series B (the “Series B Preferred”) based on the net contribution value of the Properties.  The current estimated net contribution value of the Properties is approximately $67,600,000.  The final amount will be determined after the final prorations of expenses of the Properties has been determined.  A number of shares of Series B Preferred with an aggregate liquidation preference (or $4.00 per share) equal to the net contribution value of the Properties will be issued to the Dunham Funds.

Under the terms of the Contribution Agreement, when a Property that was contributed to American Spectrum Dunham Properties by the Dunham Funds, is subsequently sold by the Company to a person unrelated to the Company (subject to certain exceptions), the Company is obligated to pay pro rata to the holders of then outstanding Series B Preferred additional amounts based on the sales price of the Property and the value allocated to the Property under the Contribution Agreement (a “Sale Payment”).

The terms of the Series B Preferred are set forth in the Articles Supplementary for 8% Cumulative Preferred Stock, Series B (the “Series B Preferred Articles Supplementary”).  The Series B Preferred earns a dividend calculated like simple interest at a rate of 8% from the closing date until December 31, 2014, and thereafter at a rate of 12%.  Fifty percent of the dividends accruing before or on December, 31, 2014 will be payable monthly and the remainder will accrue and be paid in one lump sum on December 1, 2015.  All dividends accruing after December 31, 2014 will be paid monthly.

The Company is obligated to redeem the Series B Preferred pro rata as follows: (i) an aggregate of $17,000,000, less any Sale Payments and Debt Payments (defined below) received by the Series B Preferred holders, will be paid to Series B Preferred holders on December 1, 2014 in redemption of approximately 25% of the outstanding Series B Preferred, (ii) an aggregate of $17,000,000, less any Sales Payments and Debt Payments received the Series B Preferred holders, will be paid to Series B Preferred holders on June 1, 2015 in redemption of approximately 25% of the outstanding Series B Preferred and (iii) the remainder of the liquidation preference less any Sales Payments received the Series B Preferred holders will be paid to Series B Preferred holders on December 1, 2015 in redemption of the balance of outstanding Series B Preferred.  The redemption price will be adjusted for all accrued and unpaid dividends with respect to such share (whether or not authorized or declared) (other than PIK Dividends prior to December 1, 2015).

Under the terms of the Contribution Agreement, American Spectrum Dunham Properties also agreed that it will not finance or refinance any of the Properties that results in outstanding financings secured by liens on a Property exceeding 40% of the project allocation amount of such Property.

Exchange Agreement

In connection with the Company’s issuance of the Series B Preferred, the Company has offered pursuant to an Exchange Agreement to exchange each share of the Company’s Series A Preferred on a one-for-one basis for a new class of Series C Preferred stock (the “Series C Preferred”).  To date, two of the existing holders of the Company’s Series A Preferred have agreed to exchange their shares of Series A Preferred for Series C Preferred.  The terms of the Series C Preferred are set forth in the Articles Supplementary for 8% Cumulative Preferred Stock, Series C (the “Series C Preferred Articles Supplementary”).  The Series C Preferred earns a dividend calculated like simple interest at a rate of 8% from the Closing Date until December 31, 2014, and thereafter at a rate of 12%.  Fifty percent of the dividends accruing before or on December, 31, 2014 will be payable monthly and the remainder will accrue and be paid in one lump sum on December 1, 2015.

The Company is obligated to redeem the Series C Preferred pro rata based upon an original liquidation preference of $41.87 per share as follows: (i) approximately $10.46 per share (subject to adjustment), less Debt Payments received by the holders of Series C Preferred, will be paid to Series C Preferred holders on December 1, 2014 in redemption of approximately 25% of the outstanding Series C Preferred, (ii) approximately $10.46 per share (subject to adjustment), will be paid to Series C Preferred holders on June 1, 2015 in redemption of approximately 25% of the outstanding Series C Preferred and (iii) the remainder of the original liquidation preference (subject to adjustment) will be paid to Series C Preferred holders on December 1, 2015 in redemption of the balance of outstanding Series C Preferred.   The redemption price will be adjusted for all accrued and unpaid dividends with respect to such share (whether or not authorized or declared), and for certain other items.

Item 2.01        Completion of Acquisition or Disposition of Assets

On December 30, 2013, the Company acquired from the Dunham Funds 19 real properties consisting of commercial/retail properties, multi-family and single family residence properties, RV parks and land in exchange for the Company issuing to the Dunham Funds shares of Series B Preferred based on the net contribution value of the Properties and agreeing to pay to the Dunham Fund potential future amounts in connection with subsequent sales of the Properties.  The current estimated net contribution value of the Properties is approximately $67,600,000.  The final amount will be determined after the final prorations of expenses of the Properties has been determined.  A number of shares of Series B Preferred with an aggregate liquidation preference (or $4.00 per share) equal to the net contribution value of the Properties will be issued to the Dunham Funds.  The Properties were contributed to the Company subject to the terms of certain existing indebtedness with an outstanding unpaid principal balance of approximately $17,200,000.

The information set forth under Item 1.01 regarding the contribution of the Properties to the Company pursuant to the terms of the Contribution Agreement is incorporated herein by reference.

Item 3.02        Unregistered Sale of Equity Securities

The information set forth above under Item 1.01 regarding the unregistered sale by the Company of the Series B Preferred is incorporated herein by reference.  The shares of Series B Preferred were issued and sold by the Company in a private placement pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder.

The information set forth under Item 1.01 regarding the unregistered sale by the Company of the Series C Preferred pursuant to the Exchange Agreement is incorporated herein by reference.  The Series C Preferred was issued and sold by the Company in a private placement pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder.

Item 3.03        Material Modification of the Rights of Security Holders.

Series B Preferred Stock

On December 30, 2013, the Company filed the Series B Preferred Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “SDAT”) classifying and designating 17,000,000 shares of the Company’s authorized but unissued shares of preferred stock as Series B Preferred.  The Series B Preferred ranks senior to the Company’s Common Stock and the Company Series A Preferred with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.  The Series B Preferred ranks pari-passu with the Company’s Series C Preferred with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The Series B Preferred has a liquidation preference of $4.00 per share less all per share Sale Payments and all per share Debt Payments (as defined below) actually received by the holders of the Series B.

“Debt Payments” refers to funds which are borrowed in excess of limitations included in the Series B Preferred Articles Supplementary without consent of holders of Series B Preferred, and are required to be paid to the holders of Series B Preferred and Series C Preferred under the terms of the Series B Preferred Articles Supplementary and Exchange Agreement.

The Series B Preferred earns a dividend calculated like simple interest at a rate of 8% from the closing date until December 31, 2014, and thereafter at a rate of 12%.  The dividend rate increases to 15% per annum following an event of default under the Series C Preferred Articles Supplementary.  Fifty percent of the dividends accruing before or on December, 31, 2014 will be payable monthly and the remainder will accrue and be paid in one lump sum on December 1, 2015.

As long as the Series B Preferred is outstanding, the Company is restricted, subject to certain exceptions, from declaring or paying any dividends on or redeeming Common Stock or on any other shares of stock that rank junior to the Series B Preferred, unless all accrued and unpaid dividends for the Series B Preferred for all past dividend periods have been declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series B on the applicable record date) and the Company has established and funded a reserve for the projected dividends and mandatory redemption payments for the succeeding 12 month period owing with respect to the Series B Preferred.  The Series B Preferred Articles Supplementary also specify a number of events of default, which include failure to make required dividend or redemption payments, breaches of the Contribution Agreement, defaults on indebtedness and filing for bankruptcy.

In addition to other preferential rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to certain limitations, each holder of Series B Preferred is entitled to receive liquidating distributions in cash in an amount equal to the Series B Preferred liquidation preference plus all accrued and unpaid dividends related to the Series B Preferred before any distribution or payment is made to the holders of the Company’s Common Stock.

The Company is obligated to redeem the Series B Preferred pro rata as follows: (i) an aggregate of $17,000,000, less any Sales Payments and Debt Payments received the Series B Preferred holders, will be paid to Series B Preferred holders on December 1, 2014 in redemption of approximately 25% of the outstanding Series B Preferred, (ii) an aggregate of $17,000,000, less any Sales Payments and Debt Payments received the Series B Preferred holders, will be paid to Series B Preferred holders on June 1, 2015 in redemption of approximately 25% of the outstanding Series B Preferred and (iii) the remainder of the liquidation preference less any Sales Payments and Debt Payments received the Series B Preferred holders will be paid to Series B Preferred holders on December 1, 2015 in redemption of the balance of outstanding Series B Preferred.  The redemption price will be adjusted for all accrued and unpaid dividends with respect to such share (whether or not authorized or declared) (other than PIK Dividends prior to December 1, 2015).

In the event of a default under the Series B Preferred Articles Supplementary, the holders of at least 75% of the then issued and outstanding Series B Preferred have the right to require the Company to redeem all (but not less than all) of the outstanding shares of Series B Preferred.

The holders of Series B Preferred (voting together as a single class) are entitled to vote for the election of a number of directors of the Company constituting a majority of the Board of Directors (the “Series B Directors”) and the entire Board of Directors will be increased by the number of the Series B Directors following uncured defaults by the Company in paying dividends on the Series B Preferred or Series B Preferred redemptions payments.

The Series B Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Series B Director will serve until his or her successor is duly elected and qualified or until such Series B Director’s right to hold the office terminates, whichever occurs earlier, subject to such Series B Director’s earlier death, disqualification, resignation or removal.

If and when all accumulated dividends on the Series B Preferred for the past dividend periods and all redemption payments not paid in full are fully paid or declared and a sum sufficient for the payment thereof is set apart for payment, the right of the holders of Series B Preferred to elect the Series B Directors shall immediately cease (subject to re-vesting in the event of another default), and the term of office of each Series B Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly.  Any Series B Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred.

In addition, the vote or consent of the holders of a majority of the then outstanding shares of Series B Preferred are necessary to take various actions set forth in the Series B Preferred Articles Supplementary, including authorizing or issuing preferred stock, amending the Company’s charter, incurring certain indebtedness, entering into related party transactions and filing for bankruptcy.

Holders of 66 2/3 of the Series A Preferred consented to the authorization and issuance of the Series B Preferred.

The foregoing description of the Series B Preferred and the Series B Preferred Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Series B Preferred Articles Supplementary, which is filed as Exhibit 3.1(i) to this Current Report on Form 8-K and are incorporated herein by reference.

Series C Preferred Stock

In connection with the issuance of the Series B Preferred and entering into the Exchange Agreement, on December 30, 2013, the Company filed a 8% Cumulative Preferred Stock, Series C Preferred Articles Supplementary (the “Series C Preferred Articles Supplementary”) with the SDAT classifying and designating 55,172 shares of the Company’s authorized but unissued shares of preferred stock as Series C Preferred (the “Series C Preferred”).  The Series C Preferred ranks senior to the Company’s Common Stock and the Company Series A Preferred with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.  The Series C Preferred ranks pari-passu with the Company’s Series B Preferred with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The Series C Preferred earns a dividend calculated like simple interest at a rate of 8% from the December 30, 2013 until December 31, 2014, and thereafter at a rate of 12%.  Fifty percent of the dividends accruing before or on December, 31, 2014 will be payable monthly and the remainder will accrue and be paid in one lump sum on December 1, 2015.

The Company is obligated to redeem the Series C Preferred pro rata based upon an original liquidation preference of $41.87 per share as follows: (i) approximately $10.46 per share less any Debt Payments received by Series C Preferred Holders will be paid to Series C Preferred holders on December 1, 2014 in redemption of approximately 25% of the outstanding Series C Preferred, (ii) approximately $10.46 per share less any Debt Payments received by Series C Preferred Holders will be paid to Series C Preferred holders on June 1, 2015 in redemption of approximately 25% of the outstanding Series C Preferred and (iii) the remainder of the original liquidation preference (subject to adjustment) will be paid to Series C Preferred holders on December 1, 2015 in redemption of the balance of outstanding Series C Preferred.   The redemption price will be adjusted for all accrued and unpaid dividends with respect to such share (whether or not authorized or declared), and for certain other items.

The Series C Preferred Articles Supplementary provides for substantially the same powers, preferences and privileges as the Series B Preferred except that the Series B Preferred:

●	has a different liquidation preference;

●	does not share in any Sale Payments;

●	does not have the same consent rights as the Series C Preferred;

●	does not have the right to appoint members of the Company’s Board of Directors in the event of default attributable to the payment of dividends and/or redemption payments; and

●
as long as any shares of Series B Preferred are outstanding, may not obligate the Company to redeem all of the shares of Series C Preferred upon the occurrence of an event of default, unless the Series B Preferred has requested that the Company redeem all of the outstanding shares of Series B Preferred.

Holders of 66 2/3 of the Series A Preferred consented to the authorization and issuance of the Series C Preferred.

The foregoing description of the Series C Preferred and the Series C Preferred Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Series C Preferred Articles Supplementary, which is filed as Exhibit 3.2(i) to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2013, the Company filed the Series B Preferred Articles Supplementary and Series C Preferred Articles Supplementary with the SDAT classifying and designating 17,000,000 shares and 55,172 shares of the Company’s authorized but unissued shares of preferred stock as Series B Preferred Stock and Series C Preferred Stock, respectively.  The Series B Preferred Articles Supplementary and Series C Preferred Articles Supplementary became effective on December 30, 2013.

The information about the Series B Preferred Articles Supplementary and the Series C Preferred Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series B Preferred and the  Series C Preferred, is incorporated herein by reference.  A copy of the Series B Preferred Articles Supplementary is filed as Exhibit 3.1(i) to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Series C Preferred Articles Supplementary establishing the Series B Preferred Stock is filed as Exhibit 3.2(i) to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 8.01        Other Events

On January 6, 2013, American Spectrum Realty, Inc. issued a press release regarding the transactions described above.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.       Exhibits and Financial Statements.

The agreements included as exhibits to this Current Report on Form 8-K are intended to provide information regarding their terms, and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties:

●
have been made solely for the benefit of the other parties to the applicable agreement and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item with respect to the transaction described in Item 2.01 will be filed by amendment as soon as practicable, and in any event within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item with respect to the transaction described in Item 2.01 will be filed by amendment as soon as practicable, and in any event within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(c)	Exhibits.

Exhibits	Description

3.1(i)	Articles Supplementary for 8% Cumulative Preferred Stock, Series B of American Spectrum Realty, Inc.

3.2(i)	Articles Supplementary for 8% Cumulative Preferred Stock, Series C of American Spectrum Realty, Inc.

10.1
Contribution Agreement and Joint Escrow Instructions by and among the Company, American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties LLC, Asset Managers, Inc., D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P., and D&A Intermediate-Term Mortgage Fund III, L.P

10.2	Form of Exchange Agreement by and between the Company and holders of Series A Preferred.

99.1	Copy of Press Release issued by American Spectrum Realty, Inc. on January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

By:		/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President and Chief Executive Officer

Date:   January 6, 2014